UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    April 26, 2007

SM&A

(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    (949) 975-1550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 26, 2007, SM&A, a Delaware corporation, issued a press release announcing its financial results for the fiscal quarter ending March 31, 2007. A live audio-only webcast of the presentation was broadcast via the internet and an archived replay of the presentation is available at the SM&A website at www.smawins.com.

A copy of the press release is furnished as Exhibit 99.1 to this report.

The attached press release contains non-GAAP financial measures.  To supplement our first quarter 2007 consolidated financial results presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we have identified certain charges we incurred in the first quarter as “non-recurring”, which is not a measurement under GAAP.  These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  We believe the inclusion of these non-GAAP financial measures provides consistency and comparability in our financial reporting to prior periods for which these charges were not relevant.  These non-GAAP financial measures should not be considered or used as a substitute for or superior to GAAP financial measures. Reconciliations of the non-GAAP financial measures to the underlying GAAP financial measures are explained in the attached press release.

Item 9.01 Financial Statements and Exhibits.

Press Release dated April 26, 2007, issued by SM&A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM&A

April 27, 2007	By:	/s/ Steve D. Handy
Name: Steve D. Handy
Title: SVP, Chief Financial Officer and
Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 26, 2007, issued by SM&A.